                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

This  Agreement,  made and entered into as of this 1st day of May,  2002, by and between  SECURITY  GROWTH AND INCOME  FUND,  a Kansas  corporation  (hereinafter referred to as the "Fund"),  and  SECURITY  MANAGEMENT  COMPANY,  LLC, a limited liability company (hereinafter referred to as "SMC").

                                   WITNESSETH:

WHEREAS,  the Fund is engaged in business as an open-end  management  investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS,  SMC is willing to provide  investment  research  and  advice,  general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to the Fund on the terms and  conditions  hereinafter  set forth and to arrange for the  provision  of all other  services  (except  for those  services specifically  excluded  in  this  Agreement)  required  by the  Fund,  including custodial, legal, auditing and printing;

NOW  THEREFORE,  in  consideration  of the premises and mutual  agreements  made herein, the parties agree as follows:

 1.  EMPLOYMENT  OF SMC.  The Fund hereby  employs SMC to (a) act as  investment adviser  to the Fund with  respect to the  investment  of its assets and to supervise and arrange for the purchase of  securities  for the Fund and the sale of securities held in the portfolio of the Fund, subject always to the supervision  of the  Board of  Directors  of the Fund (or a duly  appointed committee thereof), during the period and upon and subject to the terms and
     conditions   described  herein;  (b)  to  provide  the  Fund  with  general administrative,  fund accounting,  transfer agency, and dividend disbursing services  described and set forth in Schedule A attached  hereto and made a part of this Agreement by reference;  and (c) to arrange for, monitor,  and bear the  expense  of,  the  provision  to the Fund of all  other  services required by the Fund,  including but not limited to services of independent accountants,  legal counsel,  custodial services and printing.  SMC may, in accordance with all applicable legal  requirements,  engage the services of other  persons or  entities,  regardless  of any  affiliation  with SMC, to provide services to the Fund under this Agreement.  The Fund shall bear the expense of such other  services  and all other  expenses  of the Fund.  SMC agrees to maintain  sufficient trained personnel and equipment and supplies to perform its responsibilities under this Agreement and in conformity with the current  Prospectus of the Fund and such other reasonable  standards of performance  as the  Fund may  from  time to time  specify  and  shall  use reasonable  care in  selecting  and  monitoring  the  performance  of third parties,  who perform  services for the Fund.  SMC shall not  guarantee the performance of such persons.

     SMC hereby  accepts  such  employment  and agrees to perform  the  services required by this Agreement for the compensation herein provided.

 2.  ALLOCATION OF EXPENSES AND CHARGES.

     (a)  EXPENSES OF SMC.  SMC shall pay all  expenses in  connection  with the performance of its services under this  Agreement,  except as provided otherwise herein.

     (b)  EXPENSES  OF THE FUND.  Anything  in this  Agreement  to the  contrary notwithstanding,  the Fund shall pay or reimburse  SMC for the payment of the following  described expenses of the Fund whether or not billed to the Fund, SMC or any related entity;

            (i)  brokerage fees and commissions;
           (ii)  taxes;
          (iii)  interest expenses;
           (iv)  any  extraordinary  expenses approved by the Board of Directors of the Fund; and
            (v)  distribution fees paid under the Fund's Class A, Class B, Class
                 C and Class S Distribution Plans;

     and, in addition to those expenses set forth above,  the Fund shall pay all of its  expenses  whether  or not  billed to the Fund,  SMC or any  related entity,  including,  but not limited to the following:  Board of Directors'
     fees; legal, auditing and accounting expenses; insurance premiums; broker's commissions;  taxes and governmental  fees and any membership dues; fees of custodian;  expenses  of  obtaining  quotations  on  the  Fund's  portfolio securities  and  pricing  of the  Fund's  shares;  costs  and  expenses  in connection  with the  registration  of the Fund's  capital  stock under the
     Securities Act of 1933 and  qualification of the Fund's capital stock under the Blue Sky laws of the  states  where such  stock is  offered;  costs and expenses in connection with the registration of the Fund under the 1940 Act and all  periodic  and  other  reports  required  thereunder;  expenses  of
     preparing,   printing   and   distributing   reports,   proxy   statements,
     prospectuses,   statements   of   additional   information,   notices   and
     distributions to stockholders; costs of stockholder and other meetings; and
     expenses of maintaining the Fund's corporate existence.

 3.  COMPENSATION OF SMC.

     (a)  As compensation for the investment advisory services to be rendered by
          SMC to the Fund for each of the years this Agreement is in effect, the
          Fund shall pay SMC an annual fee equal to 0.75% of the Fund's  average daily net  assets.  Such fee  shall be  calculated  daily and  payable monthly.  As  compensation  for  the  administrative  services  to  be rendered  by SMC to the Fund,  the Fund  shall  pay SMC an annual  fee equal to 0.09% of its  average  daily net  assets.  Such fees shall be calculated  daily and  payable  monthly.  If this  Agreement  shall be effective for only a portion of a year,  then SMC's  compensation  for said year shall be prorated  for such  portion.  For  purposes of this
          Section 3, the value of the net  assets of the Fund shall be  computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net
          asset  value  of  the  Fund's   shares  as  described  in  the  Fund's
          prospectus.  For transfer agency services provided by SMC to the Fund, each  Fund  shall  pay a  Maintenance  Fee of  $8.00  per  account,  a
          Transaction  Fee of $1.00 per  transaction  per account and a Dividend
          Fee of $1.00 per dividend per account.  For the purpose of calculating the Maintenance, Transaction and Dividend Fees applicable to the Fund,
          SMC may  count as a  shareholder  account  each  person  that  holds a beneficial interest in an omnibus account maintained on SMC's transfer agency system by a  third-party  administrator,  broker/dealer,  bank, insurance  company or other  entity;  provided that SMC is paying such third-party administrator,  broker/dealer,  bank, insurance company or other entity  sub-administrative,  sub-accounting  and/or sub-transfer agency fees for keeping individual  shareholder  records in connection with an investment in the Fund.

     (b)  For each of the Fund's  fiscal  years that this  Agreement  remains in force, SMC agrees that if total annual expenses of the Fund, exclusive of interest and taxes,  extraordinary  expenses (such as  litigation), distribution  fees paid under the Fund's Class A, Class B, Class C and
          Class S  Distribution  Plans,  but  inclusive  of SMC's  compensation, exceed  any  expense  limitation  imposed by state  securities  law or regulation in any state in which shares of the Fund are then qualified for sale, as such  regulations  may be amended from time to time,  SMC will  contribute  to the Fund such funds or waive such  portion of its fee, adjusted monthly,  as may be requisite to insure that such annual expenses will not exceed any such limitation.  If this Agreement shall be effective  for only a portion of any fiscal year,  then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions  incurred in  connection  with the purchase or sale of any securities  by the Fund shall not be deemed to be expenses  within the meaning of this paragraph (b).

 4.  INVESTMENT ADVISORY DUTIES.

     (a)  INVESTMENT   ADVICE.   SMC  shall  regularly  provide  the  Fund  with
          investment research,  advice and supervision,  continuously furnish an investment program,  recommend which securities shall be purchased and sold  and  what  portion  of the  assets  of the  Fund  shall  be held uninvested  and  arrange  for the  purchase  of  securities  and other investments  for  the  Fund  and  the  sale of  securities  and  other investments  held in the portfolio of the Fund. All investment  advice furnished  by SMC to the Fund under this  Section 4 shall at all times conform to any  requirements  imposed by the  provisions of the Fund's
          Articles of  Incorporation  and Bylaws,  the 1940 Act, the  Investment
          Advisors  Act of  1940  and  the  rules  and  regulations  promulgated thereunder,  and other applicable  provisions of law, and the terms of the  registration  statement of the Fund under the  Securities  Act of
          1933 ("1933  Act")  and/or the 1940 Act, as may be  applicable  at the time,  all as from time to time  amended.  SMC shall advise and assist the  officers or other  agents of the Fund in taking such steps as are necessary or  appropriate  to carry out the  decisions of the Board of
          Directors of the Fund (and any duly appointed  committee thereof) with regard to the foregoing  matters and the general account of the Fund's business.

     (b)  SUBADVISERS.  Subject  to the  provisions  of the  1940  Act  and  any applicable  exemptions  thereto,  SMC is  authorized,  but is under no obligation,  to enter into sub-advisory  agreements (the "Sub-Advisory
          Agreements")  with one or more  subadvisers  (each a "Subadviser")  to provide  investment  advisory  services  to the  Fund,  or any  series thereof. Each Subadviser shall have investment discretion with respect to the assets assigned to that Subadviser by SMC.  Consistent with the provisions of the 1940 Act and any applicable  exemption thereto,  SMC
          may  enter  into   Sub-Advisory   Agreements  or  amend   Sub-Advisory
          Agreements  without the approval of the  shareholders  of the Fund, or series thereof as applicable.

     (c)  PORTFOLIO TRANSACTIONS AND BROKERAGE.

            (i)  Transactions in portfolio  securities shall be effected by SMC, through brokers or otherwise (including affiliated brokers), in the manner  permitted  in this  Section 4 and in such manner as
                 SMC shall  deem to be in the best  interests  of the Fund after consideration is given to all relevant factors.

           (ii)  In  reaching  a judgment  relative  to the  qualification  of a
                 broker  to  obtain   the  best   execution   of  a   particular
                 transaction, SMC may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such  securities;  the  importance  to the Fund of speed and efficiency of execution;  whether the particular transaction is part of a larger intended  change of portfolio  position in the same  securities;  the execution  capabilities  required by the
                 circumstances  of  the  particular  transaction;   the  capital
                 required by the  transaction;  the overall capital  strength of the broker;  the broker's apparent  knowledge of or familiarity with sources from or to whom such  securities  may be purchased
                 or  sold;   as  well  as  the   efficiency,   reliability   and
                 confidentiality with which the broker has handled the execution of prior similar transactions.

          (iii)  Subject  to  any   statements   concerning  the  allocation  of
                 brokerage  contained in the Fund's  Prospectus  or Statement of
                 Additional  Information,   SMC  is  authorized  to  direct  the
                 execution of portfolio transactions for the Fund to brokers who furnish investment information or research service to SMC. Such allocations shall be in such amounts and proportions as SMC may determine. If the transaction is directed to a broker providing brokerage and research services to SMC, the commission paid for such  transaction  may be in excess of the  commission  another broker would have charged for effecting  that  transaction,  if
                 SMC shall have  determined in good faith that the commission is reasonable  in  relation  to the  value  of the  brokerage  and research  services  provided,  viewed in terms of  either  that particular  transaction or the overall  responsibilities of SMC with  respect to all  accounts as to which it now or  hereafter
                 exercises   investment   discretion.   For   purposes   of  the
                 immediately   preceding  sentence,   "providing  brokerage  and
                 research  services" shall have the meaning generally given such terms or similar terms under Section 28(e)(3) of the Securities
                 Exchange Act of 1934, as amended.

           (iv)  In  the  selection  of  a  broker  for  the  execution  of  any transaction not subject to fixed  commission  rates,  SMC shall have no duty or obligation to seek advance  competitive bidding for  the  most  favorable  negotiated  commission  rate  to  be applicable to such transaction,  or to select any broker solely on the basis of its purported or "posted" commission rates.

            (v)  In connection with  transactions on markets other than national or regional securities  exchanges,  the Fund will deal directly with the selling  principal or market maker  without  incurring charges for the services of a broker on its behalf  unless,  in the best  judgment of SMC,  better  price or  execution  can be obtained by utilizing the services of a broker.

     (d)  LIMITATION  OF LIABILITY  OF SMC WITH RESPECT TO RENDERING  INVESTMENT
          ADVISORY  SERVICES.  So long as SMC shall give the Fund the benefit of its best judgment and effort in rendering investment advisory services hereunder,  SMC shall  not be liable  for any  errors of  judgment  or mistake of law, or for any loss sustained by reason of the adoption of any  investment  policy  or the  purchase,  sale or  retention  of any security  on its  recommendation,  whether or not such  recommendation shall have been based upon its own  investigation and research or upon investigation  and  research  made by any  other  individual,  firm or corporation,  if such  recommendation  shall  have  been made and such other  individual,  firm or corporation  shall have been selected with due care and in good faith. Nothing herein contained,  however,  shall be construed  to protect SMC against any  liability to the Fund or its shareholders  by reason  of  willful  misfeasance,  bad faith or gross negligence  in the  performance  of its  duties  or by  reason  of its reckless disregard of its obligations and duties under this Section 4.
          As used in this Section 4, "SMC" shall include directors, officers and employees of SMC, as well as SMC itself.

 5.  ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.

     (a)  RESPONSIBILITIES  OF SMC.  SMC  will  provide  the Fund  with  general
          administrative,   fund  accounting,   transfer  agency,  and  dividend
          disbursing  services  described  and set forth in  Schedule A attached hereto and made a part of this  Agreement by reference.  SMC agrees to maintain  sufficient  trained  personnel and equipment and supplies to perform such services in conformity with the current Prospectus of the
          Fund and such other  reasonable  standards of  performance as the Fund may from time to time specify,  and otherwise perform such services in an accurate, timely, and efficient manner.

     (b)  INSURANCE. The Fund and SMC agree to procure and maintain,  separately or as joint  insureds with  themselves,  their  directors,  employees, agents and others,  and other investment  companies for which SMC acts as  investment  adviser and  transfer  agent,  a policy or policies of insurance  against  loss arising  from  breaches of trust,  errors and omissions,  and a fidelity bond meeting the  requirements  of the 1940
          Act, in the amounts  and with such  deductibles  as may be agreed upon from time to time. SMC shall be solely  responsible for the payment of premiums due for such policies.

     (c)  REGISTRATION AND COMPLIANCE.

            (i)  SMC  represents  that as of the  date of this  Agreement  it is registered as a transfer agent with the Securities and Exchange
                 Commission ("SEC") pursuant to Subsection 17A of the Securities and  Exchange  Act  of  1934  and  the  rules  and  regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this Agreement remains in force.

           (ii)  The  Fund  represents  that  it  is  a  diversified  management investment  company  registered with the SEC in accordance with the 1940 Act and the  rules  and  regulations  thereunder,  and authorized  to sell its shares  pursuant to said Act,  the 1933
                 Act and the rules and regulations thereunder.

     (d)  LIABILITY AND INDEMNIFICATION WITH RESPECT TO RENDERING ADMINISTRATIVE
          AND  TRANSFER  AGENCY  SERVICES.  SMC shall be liable  for any  actual losses,  claims, damages or expenses (including any reasonable counsel
          fees  and   expenses)   resulting   from  SMC's  bad  faith,   willful
          misfeasance,   reckless  disregard  of  its  obligations  and  duties,
          negligence or failure to properly perform any of its  responsibilities or duties  under this  Section 5. SMC shall not be liable and shall be indemnified  and held harmless by the Fund,  for any claim,  demand or action brought against it arising out of, or in connection with:

            (i)  The bad faith, willful  misfeasance,  reckless disregard of its duties or  negligence by the Board of Directors of the Fund, or
                 SMC's  acting  upon  any  instructions  properly  executed  and authorized by the Board of Directors of the Fund;

           (ii)  SMC acting in reliance upon advice given by independent counsel retained by the Board of Directors of the Fund.

                 In the event that SMC requests the Fund to indemnify or hold it harmless  hereunder,  SMC shall use its best  efforts to inform the  Fund  of the  relevant  facts  concerning  the  matter  in question.  SMC  shall  use  reasonable  care  to  identify  and promptly  notify the Fund concerning any matter which presents, or  appears  likely to  present,  a claim  for  indemnification against the Fund.

                 The Fund shall have the election of  defending  SMC against any claim which may be the subject of indemnification hereunder. In the  event  the  Fund so  elects,  it will  so  notify  SMC and thereupon the Fund shall take over  defenses of the claim,  and if so requested by the Fund,  SMC shall incur no further  legal or other claims related  thereto for which it would be entitled to indemnity hereunder provided,  however,  that nothing herein contained shall prevent SMC from retaining, at its own expense, counsel  to defend  any claim.  Except  with the  Fund's  prior consent,  SMC shall in no event  confess  any claim or make any compromise  in any  matter  in which  the Fund will be asked to indemnify or hold SMC harmless hereunder.

                 PUNITIVE  DAMAGES.  SMC shall not be liable to the Fund, or any third party,  for  punitive,  exemplary,  indirect,  special or consequential  damages  (even  if SMC has been  advised  of the possibility of such damage)  arising from its  obligations  and the services  provided  under this Section 5, including but not limited  to loss  of  profits,  loss of use of the  shareholder accounting  system,  cost of capital and expenses of substitute facilities, programs or services.

                 FORCE  MAJEURE.  Anything  in this  Section  5 to the  contrary notwithstanding,  SMC shall not be liable  for delays or errors occurring  by  reason  of  circumstances  beyond  its  control, including  but  not  limited  to  acts  of  civil  or  military authority,  national emergencies,  work stoppages, fire, flood, catastrophe,  earthquake, acts of God, insurrection, war, riot, failure of communication or interruption.

     (e)  DELEGATION OF DUTIES. SMC may, at its discretion, delegate, assign, or subcontract any of the duties,  responsibilities and services governed by this Section 5, to an affiliated company,  whether or not by formal written agreement.  SMC shall, however, retain ultimate responsibility to the Fund, and shall implement such reasonable  procedures as may be necessary, for assuring that any duties,  responsibilities or services so assigned,  subcontracted  or delegated  are performed in conformity with the terms and conditions of this Agreement.

 6.  OTHER  ACTIVITIES NOT  RESTRICTED.  Nothing in this Agreement shall prevent
     SMC or any officer thereof from acting as investment adviser, administrator or transfer agent for any other person,  firm or corporation,  nor shall it in any  way  limit  or  restrict  SMC or  any of its  directors,  officers, stockholders or employees from buying,  selling,  or trading any securities for its own  accounts  or for the  accounts  of  others  for whom it may be acting;  provided,  however,  that SMC  expressly  represents  that it will undertake no  activities  which,  in its  judgment,  will conflict with the performance of its obligations to the Fund under this  Agreement.  The Fund acknowledges  that  SMC  acts  as  investment  adviser,  administrator  and transfer agent to other investment companies,  and it expressly consents to
     SMC  acting as such;  provided,  however,  that if in the  opinion  of SMC, particular securities are consistent with the investment objectives of, and desirable  purchases  or sales  for the  portfolios  of one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

 7.  AMENDMENT.  This  Agreement and the schedules  forming a part hereof may be amended at any time, without  shareholder  approval to the extent permitted by applicable law, by a writing signed by each of the parties  hereto.  Any change  in  the  Fund's  registration  statements  or  other  documents  of compliance or in the forms relating to any plan, program or service offered by its current Prospectus which would require a change in SMC's obligations
     hereunder  shall  be  subject  to  SMC's  approval,   which  shall  not  be
     unreasonably withheld.

 8.  DURATION  AND  TERMINATION  OF  AGREEMENT.   This  Agreement  shall  become
     effective  on May 1,  2002,  provided  that at the  meeting  of the  Fund's shareholders of April 17, 2002 (or any adjournment thereof), it is approved by a majority of the holders of the  outstanding  voting  securities of the
     Fund.  This  Agreement  shall continue in effect until May 1, 2004, and for successive  12-month periods thereafter,  unless terminated,  provided that each such continuance is specifically approved at least annually by (a) the vote of the majority of the entire Board of Directors of the Fund,  and the vote of the  majority  of  those  directors  who are  not  parties  to this
     Agreement or interested persons (as such terms are defined in the 1940 Act)
     of any such  party cast in person at a meeting  called  for the  purpose of voting  on  such  approval,  or  (b)  by  the  vote  of a  majority  of the outstanding voting securities of the Fund (as defined in the 1940 Act).

     Upon this Agreement becoming effective,  any previous Agreement between the
     Fund and SMC  providing  for  investment  advisory,  administrative  and/or transfer agency  services shall  concurrently  terminate,  except that such termination  shall not affect any fees accrued and  guarantees  of expenses with respect to any period prior to termination.

     This  Agreement  may be  terminated  at any  time  without  payment  of any penalty,  by the Fund upon the vote of a majority  of the  Fund's  Board of
     Directors  or, by a majority of the  outstanding  voting  securities of the
     Fund,  or by SMC,  in each case on sixty (60) days'  written  notice to the other party. This Agreement shall  automatically  terminate in the event of its assignment (as such term is defined in the 1940 Act).

 9.  SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof,  then such clause or provision  shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

10.  APPLICABLE  LAW.  This  Agreement  shall be  subject  to and  construed  in accordance with the laws of the State of Kansas.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  officers thereto duly authorized on the day, month and year first above written.

                                         SECURITY GROWTH AND INCOME FUND

                                         By: JAMES R. SCHMANK
                                             -----------------------------------
                                         Title:  President

ATTEST:

AMY J. LEE
-----------------------------------
Secretary

                                         SECURITY MANAGEMENT COMPANY, LLC

                                         By: JAMES R. SCHMANK
                                             -----------------------------------
                                         Title:  President

ATTEST:

AMY J. LEE
-----------------------------------
Secretary

                                   SCHEDULE A
                  INVESTMENT ADVISORY, ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT
     SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following administrative facilities and services.

 1.  FUND AND PORTFOLIO ACCOUNTING

     a.  Maintain Fund General Ledger and Journal.
     b.  Prepare and record disbursements for direct Fund expenses.
     c.  Prepare daily money transfers.
     d.  Reconcile all Fund bank and custodian accounts.
     e.  Assist Fund independent auditors as appropriate.
     f.  Prepare daily projection of available cash balances.
     g.  Record trading  activity for purposes of  determining  net asset values and daily dividend.
     h.  Prepare daily portfolio evaluation report to value portfolio securities and determine daily accrued income.
     i.  Determine the daily net asset value per share.
     j.  Determine the daily, monthly, quarterly,  semiannual or annual dividend per share.
     k.  Prepare monthly, quarterly, semiannual and annual financial statements.
     l.  Provide  financial  information  for  reports  to  the  Securities  and
         Exchange  Commission in compliance  with the provisions of the 1940 Act and the Securities Act of 1933,  the Internal  Revenue  Service and any
         other regulatory agencies as required.
     m.  Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.
     n.  Report to the Audit Committee of the Board of Directors.

 2.  LEGAL

     a.  Provide  registration and other  administrative  services  necessary to qualify  the  shares  of the  Fund  for  sale  in  those  jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").
     b.  Provide  registration  with and reports to the  Securities and Exchange
         Commission  in compliance  with the  provisions of the 1940 Act and the
         Securities Act of 1933.
     c.  Prepare  and  review  Fund   Prospectus  and  Statement  of  Additional
         Information.
     d.  Prepare  proxy  statements  and  oversee  proxy  tabulation  for annual meetings.
     e.  Prepare Board materials and maintain minutes of the Board meetings.
     f.  Draft,  review and  maintain  contractual  agreements  between Fund and
         Investment Adviser, Custodian, Distributor and Transfer Agent.
     g.  Oversee   printing   of  proxy   statements,   financial   reports   to
         shareholders, prospectuses and Statements of Additional Information.
     h.  Provide legal advice and oversight regarding shareholder  transactions, administrative services, compliance with contractual agreements and the provision of the 1940 Act and the Securities Act of 1933.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following transfer agency and dividend disbursing services.

 1.  Maintain shareholder accounts, including processing of new accounts.

 2.  Post address  changes and perform other file  maintenance  for  shareholder accounts.

 3.  Post all transactions to the shareholder file, including:

     a.  Direct purchases;
     b.  Wire order purchases;
     c.  Direct redemptions;
     d.  Wire order redemptions;
     e.  Draft redemptions;
     f.  Direct exchanges;
     g.  Transfers;
     h.  Certificate issuances; and
     i.  Certificate deposits.

 4.  Monitor fiduciary processing, insuring accuracy and deduction of fees.

 5.  Prepare daily  reconciliations of shareholder  processing to money movement instructions.

 6.  Handle bounced check  collections.  Immediately  liquidate shares purchased
     and  return  to  the  shareholder   the  check  and   confirmation  of  the
     transaction.

 7.  Issue all checks and stop and replace lost checks.

 8.  Draft clearing services.

     a.  Maintain signature cards and appropriate corporate resolutions.
     b.  Compare the  signature on the check to the  signatures on the signature card for the purpose of paying the face amount of the check only.
     c.  Receive  checks  presented  for  payment  and  liquidate  shares  after verifying account balance.
     d.  Order checks in quantity specified by the Fund for the shareholder.

 9.  Mail confirmations,  checks and/or certificates  resulting from transaction requests to shareholders.

10.  Perform all of the Fund's other mailings, including:

    a.  Dividend and capital gain distributions;
    b.  Semiannual and annual reports;
    c.  1099/year-end shareholder reporting;
    d.  Systematic withdrawal plan payments; and
    e.  Daily confirmations.

11.  Answer  all  service-related  telephone  inquiries  from  shareholders  and others, including:

     a.  General and policy inquiries (research and resolve problems);
     b.  Fund yield inquiries;
     c.  Shareholder  processing  requests  and account  maintenance  changes by telephone as described above;
     d.  Pending requests to correspondence;
     e.  On-line statistical performance of unit; and
     f.  Reports on telephone activity.

12.  Respond to written inquiries (research and resolve problems), including:

     a.  Initiate   shareholder   account    reconciliation    proceeding   when
         appropriate;
     b.  Notify shareholder of bounced investment checks;
     c.  Respond to financial institutions regarding verification of deposit;
     d.  Initiate proceedings regarding lost certificates;
     e.  Respond to complaints and log activities; and
     f.  Correspondence control.

13.  Maintain  and  retrieve all  required  past  history for  shareholders  and provide research capabilities as follows:

     a.  Monitor daily all processing activity to verify back-up documentation;
     b.  Provide exception reports;
     c.  Provide microfilming services; and
     d.  Provide storage, retrieval and archive services.

14.  Prepare materials for annual meetings.

     a.  Address and mail annual proxy and related material.
     b.  Prepare and submit to Fund an affidavit of mailing.
     c.  Furnish  certified  list of  shareholders  (hard copy or microfilm) and inspectors of elections.

15.  Report and remit as necessary for state escheatment requirements.

Approved:  Fund      JAMES R. SCHMANK            SMC      JAMES R. SCHMANK
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